EXHIBIT 16.1

July 2, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  D.C.  20549


Commissioners:

We have read the statements made by Quad Systems Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 3, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



/s/  Ernst & Young LLP